Exhibit 10.33

Schedule of Compensation for Named Executive Officers

Name	Job Title	Annual Base Salary	Target Bonus % of Base Salary
W. Alan McCollough	Chairman Retired Chief Executive Officer*	$975,000	100%
Philip J. Schoonover	President and Chief Executive Officer	$900,000	100%
Michael E. Foss	Executive Vice President and Chief Financial Officer	$575,000	80%
George D. Clark, Jr.	Executive Vice President; President – Retail Stores	$525,000	80%
Fiona P. Dias	Executive Vice President; Chief Marketing Officer	$475,000	80%
Douglas T. Moore	Executive Vice President; Chief Merchandising Officer	$500,000	80%

*	Mr. McCollough retired as Chief Executive Officer effective February 28, 2006.

For fiscal year 2007, the Compensation and Personnel Committee of the Company’s Board of Directors has established specified earnings per share levels as the performance goal under the Circuit City Stores, Inc. 2003 Annual Performance-Based Bonus Plan. Bonuses are payable based on the Company’s achievement of the performance goal and may be higher or lower than the target bonus level.